EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ying Xue, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q of China Media Inc. for the period ended September 30, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of China Media Inc.

Dated: November 15, 2010

/s/ Ying Xue
Ying Xue
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)
China Media Inc.